Exhibit 10.24

SIXTH AMENDMENT TO

MARKETING AGREEMENT

This Sixth Amendment (“Amendment”), entered into as of December 4, 2019 (“Effective Date”), is between MGM Resorts International, a Delaware corporation (“MGM”), and PLAYSTUDIOS, Inc. (f/k/a incuBET, Inc.), a Delaware corporation (“PLAYSTUDIOS”) (formerly myVEGAS.com, LLC, a Nevada limited liability company), and amends in part the Marketing Agreement dated April 13, 2011 between MGM and PLAYSTUDIOS, as amended by (i) that certain Letter Agreement dated July 13, 2011, (ii) that certain Corrective Amendment to Marketing Agreement dated as of July 20, 2011, (iii) that certain Third Amendment dated June 18, 2014, (iv) that certain Fourth Amendment dated May 1, 2015, (v) that certain Letter Agreement dated October 9, 2015, and (vi) that certain Fifth Amendment dated January 4, 2016; (the “Agreement”).

RECITALS

WHEREAS, Mandalay Resort Group, Circus Circus Casinos, Inc., Circus Circus Holdings, Inc., and Vintage Land Holdings, LLC, on the one hand, and Circus Circus LV, LLC and CCLV Parcel Holdco LLC, on the other hand, have executed that certain Asset Purchase Agreement, dated October 14, 2019, by which the Circus Circus Las Vegas property will be sold with an expected closing date of December 20, 2019;

WHEREAS, the parties desire to amend the Agreement (i) to exclude Circus Circus Las Vegas from the Licensed Marks and Casinos, (ii) to provide for termination of redemption of rewards at Circus Circus Las Vegas, (iii) to address exclusivity with respect to Circus Circus Las Vegas, and (iv) to clarify responsibility for such rewards; and

WHEREAS, the parties desire to further amend the Agreement to reflect the name change of the Monte Carlo property to the Park MGM.

AGREEMENT

NOW, THEREFORE, based on the foregoing recitals, which are incorporated herein by reference, and for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.            Amendments.

1.1.            The Agreement is hereby amended in part by:

1.1.1.            Revising the definition of “Licensed Marks” to delete Circus Circus-Las Vegas, to add Park MGM, and to read as follows:

“Licensed Marks” means the following trademarks and services marks (in any form or font and with or without the stylization and logos to be provided from time to time by MGM): MGM Grand, Mandalay Bay, Luxor, Excalibur, New York-New York, Aria, Vdara, Bellagio, The Mirage, and Park MGM.

1.1.2.            Revising the definition of “Casinos” to delete Circus Circus, to reflect the name change of the Monte Carlo property to Park MGM, and to read as follows:

“Casinos” shall mean the MGM Grand, Mandalay Bay, Luxor, Excalibur, New York-New York, Park MGM, Aria, Bellagio, and The Mirage casinos located in Las Vegas, Nevada.

1.1.3.            Adding the follow statement to the end of the fourth sentence in Paragraph 7 of the Agreement:

provided, however, that PlayStudios waives the six (6) month exclusivity period following the closing of the sale of the Circus Circus Las Vegas property, and will use commercially reasonable efforts to cease all uses of the Circus Circus trademark by January 31, 2020.

1.1.4.            Adding the following statement as Paragraph 9.6:

PLAYSTUDIOS will cease offering Circus Circus rewards through the Game on the Effective Date. Redemption of rewards earned through the Game at Circus Circus Las Vegas shall cease upon the closing of the sale of Circus Circus Las Vegas (“Circus Rewards Termination Date”). PlayStudios shall be solely responsible for any rewards relating to Circus Circus Las Vegas, including, but not limited to, redemption or replacement of any such rewards, on or after the Circus Rewards Termination Date.

1.1.5.            Amending Section 12.1 to replace “or (v) myVegas’ violation of any applicable law, in any case regardless of cause or origin” with the following:

(v) myVegas’ violation of any applicable law, in any case regardless of cause or origin; or (vi) any rewards that cannot be redeemed at Circus Circus Las Vegas on or after Circus Rewards Termination Date.

3.            CityCenter. Aria and Vdara are indirect subsidiaries of CityCenter Land, LLC (“CC”). PLAYSTUDIOS acknowledges and agrees that CC (not MGM) shall be solely responsible and liable for obligations, covenants, liabilities and other responsibilities relating to Aria and Vdara.

4.            Effectiveness of Amendment. This Amendment is deemed effective as of Effective Date. Except as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

[Signatures appear on the following page]

The undersigned have executed this Amendment as authorized officers or signatories of the relevant party.

PLAYSTUDIOS, Inc.

By:	/s/ Joel J. Agena
Name: Joel J. Agena
Title: VP Legal Counsel

MGM Resorts International

By:	/s/ Laura Norton
Name: Laura Norton
Title: Senior Vice President and Legal Counsel

FOR ARIA AND VDARA:

CityCenter Land, LLC

By:	/s/ Laura Norton
Name: Laua Norton
Title: Authorized Representative